Exhibit 99.1

General Moly Announces First Quarter 2012 Results

LAKEWOOD, Colo.--(BUSINESS WIRE)--May 2, 2012--General Moly, Inc. (the "Company") (NYSE Amex and TSX: GMO) announced its unaudited financial results for the first quarter ended March 31, 2012. Net loss for the three months ended March 31, 2012 was $3.2 million ($0.03 per share), compared to a loss of $4.2 million ($0.05 per share) for the year ago period.

Our cash balance at the end of the first quarter was $35.1 million compared to $40.7 million at the end of 2011. During the first quarter, cash use of $5.6 million was the result of $4.0 million in Mt. Hope Project development, engineering and procurement costs, $2.1 million in General and Administrative expenses, partially offset by $0.5 million in proceeds from stock option exercises.

Financial information is included at the end of this release.

MT. HOPE PROJECT FINANCING UPDATE

When final permits are received, POS-Minerals Corporation (a 20% owner of the Mt. Hope Project) is anticipated to fund its final $56 million initial contribution, plus 20% of all costs the Company has spent on the Mt. Hope Project to date. The Company estimates this combined payment will be approximately $100 million. Thereafter, the Mt. Hope Project will be funded 80% by the Company and 20% by POS-Minerals Corporation.

As announced on February 16, 2012, China Development Bank (“CDB”) has confirmed the basic terms underlying a proposed $665 million term loan to finance the Mt. Hope Project, including a CDB intention to lend $399 million and arrange a consortium of Chinese and international banks to fund the remaining balance. The term loan is anticipated to carry a maturity of 12 years including a 30 month grace period to allow for the construction of the Mt. Hope Project. The interest rate will remain subject to market conditions and Chinese government policy until loan documentation is completed later this year. The Company and Sichuan Hanlong Group Limited (“Hanlong”) are continuing to work with CDB with a target of having the term loan completed, approved and available to the Company shortly after receipt of the Mt. Hope Project’s operating permits.

Once the term loan is in place and required permits are received, the Company intends to close on Hanlong’s Tranche 2 equity purchase for $40 million, bringing Hanlong’s share position in the Company to 25% on a fully-diluted basis.

MT. HOPE PROJECT PERMITTING UPDATE

The Bureau of Land Management (“BLM”) published the Mt. Hope Draft Environmental Impact Statement (“EIS”) for public comment on December 2, 2011. The public comment period concluded on March 1, 2012. The BLM is now in the process of considering comments received in the development of a Final EIS. Once the Final EIS is completed, it will be advanced toward publication through the Notice of Availability process within the U.S. Department of the Interior and thereafter published in the Federal Register for a 30-day period. Following the close of this period, we anticipate the BLM to issue a Record of Decision (“ROD”) allowing the Company to initiate construction activities. Based on a larger number of comments than expected during the public comment period, the Company now anticipates the ROD to be issued in the second half of this year, although circumstances beyond our control, including agency delays or requests for additional information or studies, could cause the ROD to be delayed.

In addition to the ROD, three Nevada state-issued permits are viewed as major environmental permits. These are the Water Pollution Control Permit, the Air Quality Permit and the Reclamation Permit. The Company continues to develop the applications and supporting information for these permits. These three permits are anticipated to be received before the issuance of ROD.

MT. HOPE PROJECT WATER RIGHTS UPDATE

On July 15, 2011, the Nevada State Engineer issued a second Ruling granting the Company’s water right applications for the Mt. Hope Project’s mining operations. Permits subject to the State Engineer’s Ruling were issued in December 2011 and January 2012. Pending a successful outcome of an appeal of the Ruling discussed below, the water will become available for consumptive use following the State Engineer’s approval of a Monitoring, Management and Mitigation Plan (“3M Plan”). The Company is finalizing its proposed 3M Plan, developed with input from Eureka County, and we anticipate the State Engineer to approve the 3M Plan prior to the receipt of Federal permits in the second half of this year.

In August 2011, Eureka County and two other parties comprised of three individual water rights holders in Diamond Valley and one in Kobeh Valley, filed Petitions with the Nevada State District Court appealing the Ruling of the State Engineer. An appeal hearing took place on April 3, 2012 before the Nevada District Court. A decision by the District Court is expected by mid-2012, although the District Court is not required to act under any specified timeline. We continue to anticipate a favorable District Court decision, upholding the State Engineer’s Ruling. Pending a successful outcome of the appeal hearing, and approval of the 3M Plan, the Company will have the right to use the water for construction and operations at the Mt. Hope Project.

MT. HOPE PROJECT ENGINEERING AND EQUIPMENT PROCUREMENT UPDATE

Engineering efforts, which were paused in March 2009, were restarted in January 2012 by M3 Engineering & Technology following the publication of the Draft EIS. Although the Company has ordered or purchased most of the long-lead milling equipment and haul trucks, firm orders for the drills and loading equipment for the mine fleet, and other process equipment must still be placed. As equipment procurement is restarted, agreements that were suspended or terminated in 2009 will be renegotiated under new market terms and conditions, as necessary.

LIBERTY PROJECT UPDATE

In November 2011, the Company completed an updated pre-feasibility study on the Liberty Project indicating an estimated Net Present Value of $538 million. The study utilized molybdenum and copper prices of $15.00 and $2.50 per pound, respectively, and used an 8% discount rate. Included in the study was an NI 43-101 compliant mineral reserve including 541.4 million tons with ore grades averaging 0.068% molybdenum and 0.08% copper. The study outlined estimated molybdenum and copper reserves and resources, production, capital and operating cost parameters, along with project economics.

In 2013, the Company anticipates commencing a Bankable Feasibility Study on the Liberty Project to better evaluate the project for development once the Mt. Hope Project is funded and under construction.

MOLYBDENUM MARKET UPDATE

During 2011, molybdenum prices traded in a relatively narrow range between $12.85 and $17.70 per pound, finishing the year at $13.40 per pound, according to Ryan’s Notes, a ferro-alloy industry news and pricing publication. Since year end, prices have traded higher and are currently trading at $14.20 per pound.

Additional information on the Company’s first quarter 2012 results will be available in General Moly’s 2012 Form 10-Q, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

GENERAL MOLY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS (In thousands except per share amounts)

	March 31, 2012 (Unaudited)	December 31, 2011
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$35,103	$40,709
Deposits, prepaid expenses and other current assets	109	105
Total Current Assets	35,212	40,814
Mining properties, land and water rights – Note 4	147,188	143,732
Deposits on project property, plant and equipment	67,104	66,474
Restricted cash held for electricity transmission	12,005	12,005
Restricted cash held for reclamation bonds	1,133	1,133
Non-mining property and equipment, net	767	819
Capitalized debt issuance costs	5,202	3,136
Other assets	2,994	2,994
TOTAL ASSETS	$271,605	$271,107
LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY:
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,652	$4,568
Accrued advance royalties	8,950	8,950
Accrued payments to Agricultural Sustainability Trust	2,000	2,000
Current portion of long term debt	10,640	10,596
Total Current Liabilities	26,242	26,114
Provision for post closure reclamation and remediation costs	583	587
Deferred gain	1,150	1,150
Accrued payments to Agricultural Sustainability Trust and Hanlong	4,000	2,000
Long term debt, net of current portion	113	131
Total Liabilities	32,088	29,982

COMMITMENTS AND CONTINGENCIES – Note 10
CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	98,073	98,073

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized, 91,220,944 and 90,818,248 shares issued and outstanding, respectively	92	91
Additional paid-in capital	257,442	255,894
Accumulated deficit before exploration stage	(213)	(213)
Accumulated deficit during exploration and development stage	(115,877)	(112,720)
Total Equity	141,444	143,052
TOTAL LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY	$271,605	$271,107

GENERAL MOLY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited - In thousands, except per share amounts)

	Three Months Ended		January 1, 2002 (Inception of Exploration Stage) to March 31, 2012
	March 31, 2012	March 31, 2011

REVENUES	$—	$—	$—
OPERATING EXPENSES:
Exploration and evaluation	168	169	39,869
Write downs of development and deposits	—	—	8,819
General and administrative expense	2,925	3,938	72,700
TOTAL OPERATING EXPENSES	3,093	4,107	121,388
LOSS FROM OPERATIONS	(3,093)	(4,107)	(121,388)
OTHER INCOME / (EXPENSE)
Interest and dividend income	—	11	4,062
Interest expense	(64)	(60)	(478)
TOTAL OTHER INCOME / (EXPENSE), NET	(64)	(49)	3,584
LOSS BEFORE INCOME TAXES	(3,157)	(4,156)	(117,804)
Income Taxes	—	—	—
CONSOLIDATED NET LOSS	$(3,157)	$(4,156)	$(117,804)
Less: Net loss attributable to contingently redeemable noncontrolling interest	—	—	1,927
NET LOSS ATTRIBUTABLE TO GENERAL MOLY, INC.	$(3,157)	$(4,156)	$(115,877)
Basic and diluted net loss attributable to General Moly per share of common stock	$(0.03)	$(0.05)
Weighted average number of shares outstanding – basic and diluted	91,175	90,372

COMPREHENSIVE LOSS	$(3,157)	$(4,156)	$(117,804)

GENERAL MOLY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited - In thousands)

	Three Months Ended		January 1, 2002 (Inception of Exploration Stage) to March 31, 2012
	March 31, 2012	March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,157)	$(4,156)	$(117,804)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	107	91	1,751
Interest expense	64	60	478
Equity compensation for employees and directors	810	1,039	17,622
(Increase) decrease in deposits, prepaid expenses and other	(4)	62	(17)
Increase (decrease) in accounts payable and accrued liabilities	18	(3,292)	(7,285)
(Decrease) increase in post closure reclamation and remediation costs	(4)	(12)	374
Services and expenses paid with common stock	—	—	1,990
Repricing of warrants	—	—	965
Write downs of development and deposits	—	—	8,819
(Increase) in restricted cash held for electricity transmission	—	—	(12,005)
Net cash used by operating activities	(2,166)	(6,208)	(105,112)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase and development of mining properties, land and water rights	(3,330)	(2,272)	(124,152)
Deposits on property, plant and equipment	(630)	(6)	(68,537)
Proceeds from option to purchase agreement	—	285	1,150
Purchase of securities	—	—	(137)
(Increase) in restricted cash held for reclamation bonds	—	—	(642)
Cash provided by sale of marketable securities	—	—	246
Net cash used by investing activities	(3,960)	(1,993)	(192,072)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock, net of issuance costs	558	19,337	228,277
Net (decrease) increase in leased assets	(38)	(50)	94
(Increase) in capitalized debt issuance costs	—	(431)	(3,136)
Proceeds from debt	—	—	10,000
Cash proceeds from POS-Minerals Corporation	—	—	100,000
Cash paid to POS-Minerals Corporation for purchase price adjustment	—	—	(2,994)
Net cash provided by financing activities	520	18,856	332,241
Net (decrease) increase in cash and cash equivalents	(5,606)	10,655	35,057
Cash and cash equivalents, beginning of period	40,709	53,571	46
Cash and cash equivalents, end of period	$35,103	$64,226	$35,103
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity compensation capitalized as development	$181	$(34)	$6,639
Restricted cash held for reclamation bond acquired in an acquisition	—	—	491
Post closure reclamation and remediation costs and accounts payable assumed in an acquisition	—	—	263
Common stock and warrants issued for property and equipment	—	—	1,586
Accrued portion of capitalized debt issuance costs	2,066	—	2,066
Accrued portion of advance royalties	—	—	8,950
Accrued portion of payments to the Agricultural Sustainability Trust	—	—	4,000

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope Project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty Project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

Cautionary Note to U.S. Investors Concerning Estimates of Reserves and Resources

Calculations with respect to "proven reserves" and "probable reserves" referred to above have been made in accordance with, and using the definitions of National Instrument 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, the U.S. SEC applies a different standard in order to classify mineralization as a "reserve". Under SEC standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally extracted or produced at the time the reserve determination is made. No such determinations have been made with respect to any mineralization at the Liberty project, and it cannot be assured that such a determination will be made. This release also uses the terms “measured”, “indicated” and “inferred” resources. We caution U.S. investors that while such terms are recognized and required by Canadian Securities Administrators pursuant to the National Instrument 43-101, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred Resources”, in particular, have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian Securities Administration rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.

CONTACT:
General Moly, Inc.
Investors and Business Development:
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Media:
Zach Spencer, 775-748-6059
zspencer@generalmoly.com
or
Website: http://www.generalmoly.com
info@generalmoly.com